Exhibit 25.1

securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)
RAILAMERICA, INC.
(Issuer with respect to the Securities)

Delaware	65-0328006

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7411 Fullerton Street
Suite 300
Jacksonville, Florida	32256

(Address of Principal Executive Offices)	(Zip Code)
9.25% Senior Secured Notes Due 2017
(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

	State or Other	Primary Standard
	Jurisdiction of	Industrial	I.R.S. Employer
	Incorporation or	Classification Code	Identification
Name of Additional Registrant*	Formation	Number	Number

A. & R. Line, Inc.	Indiana	4011	35-1952789
Alabama & Gulf Coast Railway LLC	Delaware	4011	75-2714522
Arizona & California Railroad Company	Delaware	4011	35-2165912
Bauxite & Northern Railway Company	Arkansas	4011	25-6000153
California Northern Railroad Company	Delaware	4011	30-0066967
Cascade and Columbia River Railroad Company	Delaware	4011	91-1734603
Central Oregon & Pacific Railroad, Inc.	Delaware	4011	93-1151074
The Central Railroad Company of Indiana	Indiana	4011	35-1824902
Central Railroad Company of Indianapolis	Indiana	4011	35-1768799
Connecticut Southern Railroad, Inc.	Delaware	4011	03-0353222
Dallas, Garland & Northeastern Railroad, Inc.	Texas	4011	75-2410681
Eastern Alabama Railway, LLC	Alabama	4011	63-1064122
Huron and Eastern Railway Company, Inc.	Michigan	4011	38-2655990
Indiana & Ohio Rail Corp.	Delaware	4011	74-2862101
Indiana & Ohio Railway Company	Delaware	4011	74-2862102
Indiana Southern Railroad, LLC	Delaware	4011	74-2932611
Kiamichi Railroad Company, L.L.C.	Delaware	4011	73-1481038
Kyle Railroad Company	Kansas	4011	94-2802283
Kyle Railways, LLC	Delaware	4011	94-2279537
The Massena Terminal Railroad Company	New York	4011	25-6002068
Mid-Michigan Railroad, Inc.	Michigan	4011	31-1224037
Missouri & Northern Arkansas Railroad Company, Inc.	Kansas	4011	43-1624703
New England Central Railroad, Inc.	Delaware	4011	03-0344030
New StatesRail Holdings, LLC	Delaware	4011	46-0486784
North Carolina & Virginia Railroad Company, LLC	Virginia	4011	74-2932608
Otter Tail Valley Railroad Company, Inc.	Minnesota	4011	41-1565408
Palm Beach Rail Holding, Inc.	Delaware	4011	65-0979476
Point Comfort & Northern Railway Company	Texas	4011	25-6002553
Puget Sound & Pacific Railroad	Delaware	4011	32-0010360
RailAmerica Operations Shared Services, Inc., f/k/a American Rail Dispatching Center, Inc.	Delaware	4011	68-0574072
RailAmerica Operations Support Group, Inc. f/k/a Rail Operating Support Group, Inc.	Delaware	4011	65-0797247
RailAmerica Contract Switching Services, Inc.	Delaware	4011	26-3586634
RailAmerica Equipment Corp.	Delaware	4011	65-0622013
RailAmerica Intermodal Services, Inc.	Delaware	4011	65-0553260
RailAmerica Transportation Corp.	Delaware	4011	65-0979478
RailTex, Inc.	Texas	4011	74-1948121
Rockdale, Sandow & Southern Railroad Company	Texas	4011	25-6004106
San Diego & Imperial Valley Railroad Company, Inc.	California	4011	74-2332456
San Joaquin Valley Railroad Co.	California	4011	93-1073083
San Pedro Trails, Inc.	Arizona	4011	42-1544984
South Carolina Central Railroad Company, LLC	South Carolina	4011	57-0856173
South East Rail, Inc.	Delaware	4011	62-1583702
StatesRail II Railroad, LLC	Delaware	4011	02-0530889
StatesRail, LLC	Delaware	4011	52-2353564
Toledo, Peoria & Western Railway Corp.	Delaware	4011	22-2959560
Ventura County Railroad Company	Delaware	4011	77-0495102

*	Addresses and telephone numbers of principal executive offices are the same as those of RailAmerica, Inc. described above.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-159463 filed on August 21, 2009.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 15th of October, 2009.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock

Raymond Haverstock
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: October 15, 2009

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock

Raymond Haverstock
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2009
($000’s)

6/30/2009
Assets
Cash and Balances Due From Depository Institutions	$6,526,915
Securities	38,971,863
Federal Funds	3,558,381
Loans & Lease Financing Receivables	180,342,925
Fixed Assets	4,176,818
Intangible Assets	12,451,763
Other Assets	14,416,029

Total Assets	$260,444,694

Liabilities
Deposits	$174,406,310
Fed Funds	11,988,123
Treasury Demand Notes	0
Trading Liabilities	385,470
Other Borrowed Money	34,999,265
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,530,991

Total Liabilities	$236,090,126

Equity
Minority Interest in Subsidiaries	$1,647,451
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	10,046,897

Total Equity Capital	$24,354,568

Total Liabilities and Equity Capital	$260,444,694

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Richard Prokosch

Vice President
Date: October 15, 2009